UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2012

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01.	Regulation FD Disclosure.

On December 19, 2012, we issued a press release announcing our 2013 capital expenditure budget and production guidance. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

As previously disclosed in our Current Report on Form 8-K dated November 6, 2012 and filed on November 8, 2012, on November 6, 2012, we announced that approximately $136.1 million, or approximately 68%, of our $200 million aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2014 (the “2014 Notes”) were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on November 5, 2012 pursuant to our previously announced tender offer and consent solicitation, which commenced on October 22, 2012. In addition, on November 8, 2012, we accepted all such 2014 Notes for payment, and later that day we made payment of approximately $140.5 million for the 2014 Notes. The tender offer expired on November 20, 2012, and no additional 2014 Notes were tendered for payment. On December 17, 2012, we redeemed all outstanding 2014 Notes not tendered prior to the expiration of the tender offer.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press release dated December 19, 2012, “Stone Energy Corporation Announces 2013 Capital Expenditure Budget and Production Guidance.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: December 20, 2012	By:	/s/ J. Kent Pierret
J. Kent Pierret Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 19, 2012, “Stone Energy Corporation Announces 2013 Capital Expenditure Budget and Production Guidance.”